UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 22, 2012

Mandalay Digital Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-10039	22-2267658
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

4751 Wilshire Boulevard, Third Floor Los Angeles, CA	90010
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (805) 690-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On February 22, 2012 the Company received notice from the OTC Bulletin Board (the "OTC BB") that its common stock would be removed from OTC BB under NASD Rule 6530(e), under which any OTC BB issuer that is delinquent in its reporting obligations three times in a 24-month period is ineligible for quotation on the OTC BB for a period of one year. The Company requested a hearing to review the OTC BB's determination, which is scheduled for April 2, 2012, and pending which the Company's common stock will remain on the OTC BB. If the Company does not prevail at the hearing, then the Company's common stock would be removed from the OTC BB after the hearing. Although there are no guarantees of success, the Company is actively pursuing appropriate steps to ensure the long term liquidity of the Company's common stock, including seeking listing on a national securities exchange. The Company believes that while it is seeking a long term solution to stockholder liquidity, its common stock would continue to be traded in other over the counter markets under the same ticker symbol, such as the OTC Market's OTC Pink (for additional information, see www.otcmarkets.com).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mandalay Digital Group, Inc.

Dated: March 23, 2012	By:	/s/ Peter Adderton
Peter Adderton Chief Executive Officer